                                                                 EXHIBIT 10.65

                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

       THIS THIRD AMENDMENT TO CREDIT AGREEMENT is made and dated as of November 6, 1998 (the "THIRD AMENDMENT") among FOUNDATION HEALTH SYSTEMS, INC. (the "COMPANY"), the Banks party to the Credit Agreement referred to below, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Administrative Agent (the "AGENT"), and amends that certain Credit Agreement dated as of July 8, 1997, as amended by that certain First Amendment and Waiver to Credit Agreement (the "FIRST AMENDMENT") dated as of April 6, 1998 and that certain Second Amendment to Credit Agreement (the "SECOND AMENDMENT") dated as of July 31, 1998 (as further amended or modified from time to time, the "CREDIT AGREEMENT").

                                  RECITALS

       WHEREAS, the Company has requested the Agent and the Banks to amend certain provisions of the Credit Agreement, and the Agent and the Banks are willing to do so, on the terms and conditions specified herein;

       NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. TERMS. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

        2.  AMENDMENT.  The Credit Agreement is hereby amended as follows:

            2.1  AMENDMENTS TO SECTION 1.01.

            (a)  The definition of the term "Applicable Level" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            "APPLICABLE LEVEL" means one of the levels set forth below determined by the Senior Unsecured Debt Rating as follows:

            "LEVEL 1" means any period during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings:
        (i) BBB+ by S&P and/or (ii) Baa1 by Moody's.

            "LEVEL 2" means any period (other than a Level 1 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB by S&P and/or (ii) Baa2 by Moody's.

            "LEVEL 3" means any period (other than a Level 1 Period or Level
        2 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BBB- by S&P and/or (ii) Baa3 by Moody's.

            "LEVEL 4" means any period (other than a Level 1 Period, Level 2 Period or Level 3 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings:
        (i) BB+ by S&P and/or (ii) Ba1 by Moody's.

            "LEVEL 5" means any period (other than a Level 1 Period, Level 2 Period, Level 3 Period or Level 4 Period) during which the Senior Unsecured Debt Rating is better than or equal to at least one of the following ratings: (i) BB by S&P and/or (ii) Ba2 by Moody's.

            "LEVEL 6" means any period other than a Level 1 Period, Level 2 Period, Level 3 Period, Level 4 Period or Level 5 Period.

        For purposes of the foregoing, (a) if the Senior Unsecured Debt
    Ratings fall within different Levels, the Applicable Level shall be based upon the higher (numerically lower) of the available Levels unless such Levels are more than one Level apart, in which case, the Applicable Level shall be one Level higher than the lower Level; (b) if only one Senior Unsecured Debt Rating exists, the Applicable Level shall be based upon the Level in which such rating falls; and (c) if no Senior Unsecured Debt Rating shall be available, the Applicable Level shall be Level 6.

        (b) The definition of the term "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

    "APPLICABLE MARGIN" means, in the case of Facility Fees, Base Rate Committed Loans or Offshore Rate Committed Loans, a rate per annum determined by reference to the Applicable Level as follows:

      Applicable      Applicable Base Rate      Applicable Offshore        Facility
      Level                  Margin                 Rate Margin              Fee
      ------          --------------------      -------------------          ---
Level 1                    0.000%                     0.625%                0.175%
Level 2                    0.000%                     0.800%                0.200%
Level 3                    0.250%                     1.000%                0.250%
Level 4                    0.500%                     1.125%                0.375%
Level 5                    1.000%                     1.500%                0.500%
Level 6                    1.500%                     2.000%                0.500%

The Applicable Margin shall be effective on the earlier of the date on which such rating change is publicly announced or on the date written confirmation of a change in the Senior Unsecured Debt Rating is sent to the Company by S&P or Moody's. Notwithstanding the foregoing, from November 6, 1998 until the consummation of the Workers Compensation Disposition, the Applicable Level shall not be higher (numerically lower) than Level 3.

     (c)   Clause (f) of the definition of the term "Indebtedness" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           "(f) all obligations with respect to synthetic leases entered into after November 6, 1998 (excluding renewals or extensions of synthetic leases entered into prior to such date) and all obligations with respect to Capital Leases;"

     (d) The definition of the term "Net Worth" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           "NET WORTH" of the Company on any day of determination means an amount equal to the sum of (a) the excess of Total Assets over Total Liabilities PLUS (b) for the fiscal quarters ending September 30, 1998 and thereafter, 25% of the Specified Charges recorded by the Company on September 30, 1998 and December 31, 1998 (but in no event more than $43,750,000).

     (e) The definition of the term "Specified Charges" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           "SPECIFIED CHARGES" means those items, and only those items, set forth on Part 1 of Schedule 1.01 hereof.

     2.2   AMENDMENT TO SCHEDULE 1.01.

     (a) Schedule 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 1.01 hereto.

     2.3   AMENDMENTS TO SECTION 2.09.

     (a) Section 2.09 of the Credit Agreement is hereby amended by adding the following subsection (e) thereto:

           (e) Subject to Section 3.04, until the aggregate Commitments shall have permanently been reduced to an amount not in excess of $750,000,000, the Company shall ratably prepay Committed Loans by an amount equal to 50% of net cash proceeds from all asset sales except for (i) the Workers Compensation Disposition and (ii) asset sales generating aggregate net proceeds up to $10,000,000 in any fiscal year. Such prepayment shall be made on the next Interest Payment Date for Offshore Rate Committed Loans (or, if there shall be no Offshore Rate Committed Loans outstanding, on the next Interest Payment Date for Base Rate Committed Loans) occurring after completion of such sales, taking into account all applicable Requirements of Law. The Company shall give the Administrative Agent not less than one Business Day's notice of such prepayment, and such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's
     Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Committed Loans only, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04. On the date such prepayment is required to be made, the aggregate Commitments shall automatically and permanently be reduced by the amount of the required prepayment.

     2.4  AMENDMENTS TO SECTION 6.13.

     (a) Section 6.13 of the Credit Agreement is hereby amended by deleting the figure "$100,000,000" and replacing it with the figure "$25,000,000".

     2.5  AMENDMENTS TO SECTION 7.01.

     (a) Clause (h) of Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(h) Liens on assets of corporations which become Subsidiaries after November 6, 1998; PROVIDED, HOWEVER, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and PROVIDED, FURTHER, that all such Liens in the aggregate at any time outstanding do not exceed $50,000,000 in the aggregate;"

     (b) Clause (i) of Section 7.01 of the Credit Agreement is hereby amended by deleting the figure "$75,000,000" and replacing it with the figure "$50,000,000".

     2.6  AMENDMENTS TO SECTION 7.03.

     (a) Clause (e) of Section 7.03 of the Credit Agreement is hereby amended by deleting the figure "$50,000,000" and replacing it with the figure "$20,000,000".

          2.7  AMENDMENTS TO SECTION 7.04.

          (a) Clause (e) of Section 7.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(e) other investments in the Healthcare Business which comply with clause (ii) of the definition of Permitted Acquisitions and are not listed on part (b) of Schedule 5.16, but which, together with the amount of Joint Ventures permitted pursuant to Section 7.09(b), do not in the aggregate exceed (i) $50,000,000 for any period of four consecutive fiscal quarters commencing after December 31, 1997 or (ii) if the Total Leverage Ratio has been below 3.0 to 1.0 for four consecutive fiscal quarters, $100,000,000 for the next four fiscal quarters, at the end of which four fiscal quarter period such limitation shall again be redetermined for the next four fiscal quarters; or"

    (b) Clause (f) of Section 7.04 of the Credit Agreement is hereby amended by deleting the figure "$50,000,000" and replacing it with the figure "$20,000,000".

    2.8  AMENDMENTS TO SECTION 7.05.

    (a) Clause (e) of Section 7.05 of the Credit Agreement is hereby amended by deleting the figure "$150,000,000" and replacing it with the figure "$100,000,000".

    2.9  AMENDMENTS TO SECTION 7.09.

    (a) Clause (b) of Section 7.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

             "(b) other Joint Ventures in the Healthcare Business which require aggregate expenditures by the Company or any of its Subsidiaries in an amount which, together with amount of investments permitted pursuant to
    Section 7.04(e), do not in the aggregate exceed (i) $50,000,000 for any period of four consecutive fiscal quarters commencing after December 31, 1997 or (ii) if the Total Leverage Ratio has been below 3.0 to 1.0 for four consecutive fiscal quarters, $100,000,000 for the next four fiscal quarters, at the end of which four fiscal quarter period such limitation shall be again redetermined for the next four fiscal quarters and"

    (b) Clause (c) of Section 7.09 of the Credit Agreement is hereby amended by deleting the figure "$50,000,000" and replacing it with the figure "$20,000,000".

    2.10  AMENDMENTS TO SECTION 7.11.

    (a) Clause (d) of Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

             "(d) from and after consummation of the Workers Compensation Disposition, declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; PROVIDED, that the cumulative amount of such dividends, purchases, redemptions and acquisitions from and after consummation of the Workers

    Compensation Disposition shall not exceed $100,000,000 plus, after the Total Leverage Ratio shall have been less than 3.0 to 1.0 for 4 consecutive fiscal quarters, 25% of net income of the Company and its Subsidiaries arising after the end of such four quarter period."

    2.11  AMENDMENTS TO SECTION 7.12.

    (a) Clause (a) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) the Total Leverage Ratio, as of any date set forth below, to exceed the ratio set forth below opposite such date:

      Date                             Maximum Total Leverage Ratio
    ---------------------------------------------------------------
September 30, 1998                      4.00 to 1.00
December 31, 1998                       4.00 to 1.00
March 31, 1999                          3.50 to 1.00
June 30, 1999                           3.50 to 1.00
September 30, 1999                      3.25 to 1.00
December 31, 1999                       3.25 to 1.00
Thereafter                              3.00 to 1.00

    (b) Clause (b) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(b)  the Fixed Charges Coverage Ratio to be less than 1.75 to
1.00 at any time; or"

    2.12  AMENDMENT TO SCHEDULE 7.04.

    (a) Schedule 7.04 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 7.04 hereto.

3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that, on and as of the date hereof, and after giving effect to this Third Amendment:

    3.1 AUTHORIZATION. The execution, delivery and performance by the Company of this Third Amendment has been duly authorized by all necessary corporate action, and this Third Amendment has been duly executed and delivered by the Company.

    3.2 BINDING OBLIGATION. This Third Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    3.3 NO LEGAL OBSTACLE TO AMENDMENT. The execution, delivery and performance of this Third Amendment will not (a) contravene the Organization Documents of the Company;

(b) constitute a breach or default under any contractual restriction or violate or contravene any law or governmental regulation or court decree or order binding on or affecting the Company which individually or in the aggregate does or could reasonably be expected to have a Material Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Third Amendment, or the transactions contemplated hereby.

    3.4 INCORPORATION OF CERTAIN REPRESENTATIONS. After giving effect to the terms of this Third Amendment, the representations and warranties of the Company set forth in Article V of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

         3.5 DEFAULT. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

    4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Third Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to Agent of the following on or before November 9, 1998:

    4.1 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of the Company and dated the date of this Third Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Third Amendment and any instrument or agreement required hereunder on behalf of the Company.

    4.2 FEES. Payment to the Administrative Agent, for the pro rata benefit of each Bank executing this Third Amendment on or before 3:00 p.m., Pacific time, on November 6, 1998, of an amendment fee in an amount equal to .25% of the aggregate amount of the Commitments held by the Banks that have so executed this Third Amendment; and payment of all other fees and expenses of the Arrangers in connection with this Third Amendment (including, without limitation, the fees and expenses of the counsel to the Arrangers).

    4.3 OTHER EVIDENCE. Such other evidence with respect to the Company or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Third Amendment and the Credit Agreement and the compliance with the conditions set forth herein.

5. CONDITION SUBSEQUENT. On or before December 31, 1998, the Company shall deliver to the Agent a certificate, signed by the Secretary or an Assistant Secretary of the Company as to the resolutions of the Company's board of directors authorizing or ratifying the transactions contemplated by the Third Amendment, which certificate shall be in form and substance satisfactory to the Agent. If the Company shall fail to deliver such a certificate by December 31, 1998, then this Third Amendment shall cease to be effective as of such date.

6.  MISCELLANEOUS.

    6.1 EFFECTIVENESS OF THE CREDIT AGREEMENT AND THE NOTES. Except as hereby expressly amended, the Credit Agreement and the Notes shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

    6.2 WAIVERS. This Third Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Agent or the Banks thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Majority Banks to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

    6.3 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Section 2.5 of this Third Amendment shall become effective when the Company, the Agent and all of the Banks shall have signed a copy hereof and the same shall have been delivered to the Agent. All other provisions of this Third Amendment shall become effective when the Company, the Agent and the Majority Banks shall have signed a copy hereof and the same shall have been delivered to the Agent.

    6.4 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the date first written above.


                                     FOUNDATION HEALTH SYSTEMS, INC.


                                     By:   /s/ SIGNATURE
                                         ----------------------------------

                                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION, as Administrative Agent


                                     By:   /s/ SIGNATURE
                                         ----------------------------------

                                     [OTHER SIGNATURE BLOCKS HAVE BEEN OMITTED
                                     FROM THIS COPY]